Exhibit 1.1

EXECUTION VERSION

GOODRICH PETROLEUM CORPORATION

4,000,000 Depositary Shares, each representing a 1/1,000th interest in a share of 10.00% Series C Cumulative Preferred Stock

Underwriting Agreement

April 4, 2013

Morgan Stanley & Co. LLC

UBS Securities LLC

Barclays Capital Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,000,000 depositary shares (each such share, a “Depositary Share”, and in such aggregate, the “Underwritten Shares”), each representing 1/1,000th of a share of the Company’s 10.00% Series C Cumulative Preferred Stock, par value $1.00 per share, with a liquidation preference of $25,000 per share (the “Preferred Stock”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 600,000 Depositary Shares (the “Option Shares”). The Underwritten Shares and the Option Shares are herein collectively referred to as the “Shares”.

The Depositary Shares will be issued by American Stock Transfer & Trust Company, LLC (the “Depositary”) pursuant to the terms of a Deposit Agreement (the “Deposit Agreement”) to be entered into among the Company, the Depositary, and the holders from time to time of Depositary Receipts issued thereunder. The Depositary Shares shall be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (No. 333-186129) (the initial filing being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4 hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement becomes effective, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

The prospectus supplement dated as of April 4, 2013 in the form in which it is to be filed with the Commission pursuant to Rule 424(b) (the “Prospectus Supplement”), along with the base prospectus included as part of the Registration Statement at the latest time the Registration Statement became effective (the “Base Prospectus”), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement or supplements to the Base Prospectus, together with the Base Prospectus, which describes the Shares and the Offering, is hereafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Time of Sale (as defined below), is hereafter referred to as the “Pricing Prospectus”. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex B hereto, taken together, are hereafter referred to collectively as the “Time of Sale Information”. Any reference herein to the Preliminary Prospectus or the Prospectus shall be deemed to include (x) any wrapper or supplement thereto prepared in connection with the distribution of the Shares in any jurisdiction and (y) the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to any “amendment” or “supplement” to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information: a Preliminary Prospectus dated April 4, 2013, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell, the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per Depositary Share (the “Purchase Price”) of $24.125.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Underwritten Shares, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue New York, N.Y. 10017 at 10:00 A.M. New York City time on April 10, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) With respect to the Registration Statement, at the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement and with respect to the Prospectus, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined), as of any Additional Closing Date (as hereinafter defined) and at all times during the period beginning on the Closing Date and ending on the day following the completion of the Offering (the “Offering Period”), the Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that (x) this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein, and (y) subject to an extension of the Offering Period as set forth in Section 4(b) hereof, the Offering Period will be deemed suspended for purposes of this Section 3(a), and this representation shall not apply, from the time a notice is given by the Company pursuant to such Section 4(b) until the amendment referred to in such Section 4(b) becomes effective (such period, the “Suspension Period”). The parties hereto agree that such information provided by or on behalf of the Underwriters consists solely of the material referred to in Section 7(b) hereof.

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriters consists solely of the material referred to in Section 7(b) hereof.

(c) For purposes of this Agreement, the “Time of Sale” is 5:45 p.m. (Eastern) on the date of this Agreement. The Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex B hereto, as supplemented by and taken together with the Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 3(c) with respect to any information contained in or omitted from the Time of Sale Information or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriters consists solely of the material referred to in Section 7(b) hereof.

(d) Ernst & Young LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

(e) Netherland Sewell & Associates, Inc. (“Netherland Sewell”), a petroleum engineering firm from whose reserve reports information (the “Reserve Information”) is set forth in the Registration Statement, the Time of Sale Information and the Prospectus, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business (ii) intervening price fluctuations or (iii) as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Information, except as disclosed in the Time of Sale Information, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, financial condition, results of operations, stockholders’ equity, properties or prospects of the Company and Goodrich Petroleum Company LLC (the “Subsidiary”), taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Time of Sale Information, neither the Company nor the Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiary, individually or taken as a whole, except for liabilities, obligations and transactions incurred in the ordinary course of business which are disclosed in the Time of Sale Information.

(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Capitalization” (other than for subsequent issuances in the ordinary course of business, if any, pursuant to employee benefit plans or upon exercise of outstanding options or conversion of convertible securities described in the Time of Sale Information) will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or the Subsidiary any Preferred Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Preferred Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(h) The Preferred Stock has been duly and validly authorized and, when issued and delivered in accordance with this Agreement and the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Preferred Stock and the Shares conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Time of Sale Information, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Time of Sale Information, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby.

(i) The Shares have been duly authorized and validly issued pursuant to the Deposit Agreement, and, when delivered and paid for in accordance with the terms of the this Agreement and the Deposit Agreement, will conform in all material respects to the description of the Depositary Shares contained in the Time of Sale Information and the Prospectus.

(j) The deposit of the Preferred Stock in respect of the Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, upon due issuance by the Depositary of the Depositary Receipts evidencing the Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with this Agreement, the Depositary Receipts will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except that the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(k) The Subsidiary is the only “subsidiary” of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiary and as otherwise disclosed in the Time of Sale Information, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, except for liens that arise under the Second Amended and Restated Credit Agreement dated as of May 5, 2009 by and among the Subsidiary as borrower, the Company, as guarantor, Wells Fargo, N.A., as the administrative agent, and the lenders party thereto, as amended (the “Credit Agreement”), (any “Lien”).

(l) Each of the Company and the Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, individually or taken as a whole (a “Material Adverse Effect”). Each of the Company and the Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(m) The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Certificate of Designation related to the Preferred Stock (the “Certificate of Designation”) and the Deposit Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Deposit Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(n) This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company.

(o) The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p) The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing with the Secretary of State for the State of Delaware.

(q) The execution, delivery, and performance by the Company of this Agreement, the Certificate of Designation and the Deposit Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational documents of the Company or the Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(r) No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement, the Certificate of Designation and the Deposit Agreement or the consummation of the transactions contemplated herein, except the registration of the Shares under the Securities Act and the Exchange Act and such consents approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(s) Except as disclosed in the Time of Sale Information, there is no legal or governmental proceeding to which the Company or the Subsidiary is a party or of which any property, operations or assets of the Company or the Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated.

(t) The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; and except as otherwise stated in the Time of Sale Information, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are correct and accurate in all material respects and, with respect to such financial information, have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus from which such information has been derived.

(u) The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(v) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Information, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(w) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(x) The Company is not and, at all times up to and including the consummation of the transactions contemplated by this Agreement and the Time of Sale Information and at all times during the Offering Period, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(y) No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(z) Except as otherwise set forth in the Time of Sale Information, and except for (i) the usual and customary liens in favor of the operator under applicable operating agreements, (ii) mechanic’s and materialman’s liens that are not delinquent or are being disputed in good faith, (iii) liens of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent, (iv) liens that arise under the Credit Agreement, and (v) such other liens, encumbrances and defects that, individually or in the aggregate, would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them, the Company and its Subsidiaries have title to the properties described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them as follows: (A) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), such title is good and Defensible (as defined below) and free and clear of all Liens; (B) with respect to their respective non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (C) with respect to their respective real property other than oil and gas interests described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them, such title is good and indefeasible and free and clear of all Liens; and (D) with respect to their respective personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by the Company and its Subsidiaries, that the Company and its Subsidiaries (i) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of Netherland Sewell dated as of February 1, 2013 (the “Netherland Sewell Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (ii) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Netherland Sewell Report, without increase throughout the life of such properties.

(aa) The Company and each Subsidiary (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.

(bb) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(cc) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except where such assessment could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2012, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

(dd) No labor disturbance by the employees of the Company or the Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or the Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ee) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or the Subsidiary would have any liability; each employee benefit plan for which the Company or the Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ff) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health (to the extent relating to exposure to toxic or other wastes or other hazardous substances) and the environment (“Environmental Law”), except for any violation or liability which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary, except where such action, claim, notice or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiary is in compliance with any and all Environmental Laws and has received and is in compliance with all permits, licenses or other approvals required of them under any and all Environmental Laws to conduct their respective businesses except where such non-compliance or failure to receive could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs and liabilities relating to Environmental Laws that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company, the Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(hh) Neither the Company nor the Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any court or governmental or regulatory agency or body, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Time of Sale Information.

(ii) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth on Annex B hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex B hereto and any electronic road show previously approved by the Underwriters.

(jj) The Company has established and maintains required “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act). The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(kk) The Registration Statement, the Time of Sale Information and Prospectus comply, and any further amendments or supplements thereto will comply, with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders of foreign jurisdictions in the Shares are offered and the Time of Sale Information and the Prospectus, as amended or supplemented, if applicable, may be distributed in connection therewith; and no consent of, from or with any judicial, regulatory or other legal or governmental agency or body, other than such as have been obtained, is necessary under any such law, rule, regulation, ordinance, directive, judgment, decree or order.

(ll) The Company has not offered, or caused the Underwriters to offer, Shares to any person with the intention of unlawfully influencing (i) a customer or supplier of the Company or the Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiary or (ii) a trade journalist or publication to write or publish favorable information about the Company, the Subsidiary or its products.

(mm) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo) None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A or 430C under the Securities Act; prior to the termination of the Offering Period, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Representatives shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify the Representatives promptly (and, if requested by the Representatives, confirm such notice in writing) (A) if not already effective, when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement relating to the Shares, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus prior to termination of the Offering Period, (D) of the mailing or the delivery to the Commission prior to termination of the Offering Period for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or at any time during the Offering Period, any event shall have occurred as a result of which the Time of Sale Information (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Representatives or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery of such Time of Sale Information or Prospectus (or, in lieu thereof, the notice referred to in

Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Time of Sale Information, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representatives promptly and prepare and file with the Commission an appropriate amendment or supplement or document (in form and substance reasonably satisfactory to the Representatives) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible; provided, however, that at any time during the Offering Period, following the sale of the Shares, the Company may delay the preparation and filing of such correcting amendments, supplements or documents for such time as, in the reasonable judgment of the Company, it would not be in the best interests of the Company to prepare and file such correcting amendments, supplements or documents; provided further that the Company shall promptly notify the Representatives of any such delay and such delay shall extend the Offering Period by the number of business days equal to the number of business days in any Suspension Period.

(c) The Company will not, without the prior consent of the Representatives, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex B hereto and any electronic road show previously approved by the Underwriters, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Time of Sale Information or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriters promptly and, if requested by the Representatives, prepare and furnish without charge to the Underwriters an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) that will correct such statement, omission or conflict or effect such compliance.

(d) The Company will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. On the business day next succeeding the date of the filing of the Prospectus and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities and at such times as you may reasonably request.

(f) The Company will cooperate with the Representatives to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representatives may designate and to maintain such qualification in effect for so long as required for the Offering; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h) During the period commencing on the Closing Date and ending on the later of (x) the date that is three years following the Closing Date, (y) the last date that a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, and (z) the last day of the Offering Period, the Company will, upon written request, furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided that the Company need not furnish copies of any report, communication or information filed with EDGAR.

(i) The Company will use its reasonable best efforts to list the Shares on the New York Stock Exchange (the “NYSE”) no later than 30 days after the date of this Agreement.

(j) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares and during the Offering Period, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(k) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(l) The Company agrees to deliver, or cause to be delivered, to the Representatives, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares and during the Offering Period, on each date after the Closing Date on which the Registration Statement or Prospectus is amended or supplemented and in the judgment of the Representatives it would be reasonable to request a supplemental letter of Netherland Sewell and upon the request of the Representatives supplemental letters of Netherland Sewell in substantially the same form as those delivered on the Closing Date pursuant to Section 4 hereof.

(m) The Company agrees to deliver, or cause to be delivered, to the Representatives, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares and during the Offering Period, on each date after the Closing Date on which the Registration Statement or Prospectus is amended or supplemented and in the judgment of the Representatives it would be reasonable to request a supplemental letter of Vinson & Elkins L.L.P., Cook, Yancey, King & Galloway, APLC and the General Counsel of the Company in substantially the same form as the form of legal opinion of those firms attached hereto as Annex A-I, Annex A-II and Annex A-III.

(n) The Company agrees to deliver, or cause to be delivered, to the Representatives, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares and during the Offering Period, on each date after the Closing Date on which the Registration Statement or Prospectus is amended or supplemented because of new or updated financial or accounting information and in the judgment of the Representatives it would be reasonable to request an updated comfort letter and upon the request of the Representatives, supplemental letters of Ernst & Young LLP in substantially the same form as those delivered on the Closing Date pursuant to Section 6(i) hereof.

(o) The Company agrees to provide, or cause to be provided, upon the filing of a report with the Securities and Exchange Commission required to be filed pursuant to the Exchange Act and during the Offering Period, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated within one business day of the filing of such report with the Securities and Exchange Commission, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the Company set forth in Section 3 hereof as of the date thereof, as to the performance by the Company of all of its obligations hereunder to be performed during the Offering Period, as to the matters set forth in this Section 4, and as to such other matters as you may reasonably request.

(p) The Company has complied and will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Shares are offered.

(q) For a period of 30 days after the date of the offering of the Shares, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any Preferred Stock, securities similar to or ranking on parity with or senior to the Preferred Stock or any securities convertible into or exercisable or exchangeable for the Preferred Stock or any such similar, parity or senior securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Preferred Stock or any such similar, parity or senior securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Preferred Stock or any such similar, parity or senior securities, in cash or otherwise, without the prior written consent of the Representatives; provided that the Company may issue and sell the Shares to the Underwriters pursuant to this Agreement.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) above (including any electronic road show), (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”) or (iv) any free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 of the Securities Act.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and all necessary regulatory or stock exchange approvals shall have been received.

(b) The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof as of the Time of Sale and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the Chief Financial Officer and the Chief Executive Officer (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 1, 3(a) and 3(c) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) At the Closing Date or the Additional Closing Date, as the case may be, you shall have received the written opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to you, substantially in the form of Annex A-I hereto.

(g) At the Closing Date or the Additional Closing Date, as the case may be, you shall have received the written opinion of Cook, Yancey, King & Galloway, APLC, Louisiana counsel for the Subsidiary, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to you, substantially in the form of Annex A-II hereto.

(h) At the Closing Date or the Additional Closing Date, as the case may be, you shall have received an opinion of counsel in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, dated the Closing Date or the Additional Closing Date, as the case may be, of Michael J. Killelea, Senior Vice President, General Counsel and Corporate Secretary for the Company, addressed to the Underwriters and substantially in the form of Annex A-III hereto.

(i) At the Closing Date or the Additional Closing Date, as the case may be, you shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Time of Sale Information, the Prospectus and such other matters as you may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) At the time this Agreement is executed and at the Closing Date or the Additional Closing Date, as the case may be, you shall have received a comfort letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(k) The Underwriters shall have received letters from Netherland Sewell, an independent petroleum engineers firm for the Company, dated, respectively, as of the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and such related matters as the Underwriters shall reasonably request.

(l) An application for the listing of the Shares shall have been submitted to the NYSE.

(m) The Certificate of Designation creating the Preferred Stock has been duly filed with any offices where such filing is required to be made on or prior to the Closing Date.

(n) The Deposit Agreement shall have been executed and delivered by each party thereto.

(o) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution. (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 3rd paragraph under the caption “Underwriting” and, the information contained in the 8th, 9th and 10th paragraphs under the caption “Underwriting”.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate, the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (viii) all expenses and application fees related to the listing of the Shares on the NYSE; and (ix) all expenses associated with the Deposit Agreement and the fees of the Depositary.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Investment Banking Division, with a copy to the Legal Department; to UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attn: Fixed Income Syndicate; and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Syndicate Registration. Notices to the Company shall be given to it at the address set forth in the Prospectus, Attention: Michael J. Killelea, telecopy (713) 780-9494, with a copy to counsel to the Company at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: James M. Prince, telecopy (713) 615-5962.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GOODRICH PETROLEUM CORPORATION

By:	/s/ Robert C. Turnham, Jr.
	Title:	President and Chief Operating Officer

Accepted as of the date hereof: Morgan Stanley & Co. LLC UBS Securities LLC Barclays Capital Inc. Acting severally on behalf of themselves and the several Underwriters listed in Schedule 1 hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Kevin Bonebrake
	Name:	Kevin Bonebrake
	Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Christopher Forshner
	Name:	Christopher Forshner
	Title:	Managing Director

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Director

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

Schedule 1

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC	1,600,000
UBS Securities LLC	1,600,000
Barclays Capital Inc.	600,000
MLV & Co. LLC	100,000
Stephens Inc.	100,000

Total	4,000,000

Annex A-I

Form of Opinion of Vinson & Elkins L.L.P.

1. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information. The Company is duly qualified to do business and in good standing as a foreign corporation in the State of Texas.

2. The Company has an authorized capital stock as set forth in the Time of Sale Information and the Prospectus.

3. The Underwriting Agreement and Deposit Agreement have been duly authorized, executed and delivered by the Company.

4. The Certificate of Designation has been duly authorized and executed by the Company.

5. The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement, Certificate of Designation and Deposit Agreement and to perform its obligations thereunder.

6. The Preferred Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement and the Deposit Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description of the Preferred Stock contained in the Time of Sale Information and the Prospectus and will not have been issued in violation of or subject to any preemptive or similar right under the Company’s Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law (“DGCL”).

7. The Depositary Shares have been duly authorized pursuant to the Deposit Agreement, and, when delivered and paid for in accordance with the terms of the Underwriting Agreement and the Deposit Agreement, will be validly issued and will conform in all material respects to the description of the Depositary Shares contained in the Time of Sale Information and the Prospectus.

8. Upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, the Depositary Receipts will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except that the enforcement thereof may be limited (a) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally (b) by the effect of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (c) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

9. Assuming that the Depositary has duly authorized, executed and delivered the Deposit Agreement and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Deposit Agreement binding against it, the Deposit Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be limited (a) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally (b) by the effect of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (c) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

10. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of the Underwriting Agreement, Certificate of Designation and Deposit Agreement, the issuance and sale of the Shares being delivered on the Closing Date and any Additional Closing Date, as the case may be, or the consummation of the transactions contemplated in the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion).

11. The execution, delivery, and performance of the Underwriting Agreement, Certificate of Designation and Deposit Agreement, the issuance and sale of the Shares being delivered on the Closing Date and any Additional Closing Date, as the case may be, or the consummation of the transactions contemplated in the Underwriting Agreement do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or the Subsidiary is a party or by which any of the Company or the Subsidiary or their respective properties or assets may be bound and which is listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2012 or as an exhibit to any subsequently filed report under the Exchange Act or (B) violate any provision of the restated Certificate of Incorporation or Bylaws of the Company or (C) result in the violation of any judgment, decree, or order, known to such counsel issued by any court or governmental agency or body under any federal or Texas state statute having jurisdiction over the Company or the Subsidiary or under the DGCL, or of any federal, Delaware or Texas state statute, rule or regulation known to such counsel or of the DGCL except, with respect to clauses (A) and (C) for such violations that, in the aggregate, would not have a Material Adverse Effect; provided, however, that the opinion expressed in clause (C) herein shall not include antifraud provisions of federal or state securities laws or Blue Sky laws or other antifraud statutes, rules or regulations.

12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Information, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

13. The Registration Statement, Time of Sale Information and the Prospectus (other than with respect to the financial statements, including the notes, and schedules thereto and the auditor’s report thereon and any other financial or accounting data, and the oil and natural gas reserve data and future net revenues data, in each case that is included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered) appear on their face be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations.

14. The statements in the Time of Sale Information and the Prospectus under the caption “Description of Capital Stock”, “Description of the Series C Preferred Stock” and “Description of Depositary Shares”, insofar as they purport to constitute summaries of the legal matters and documents referred to therein, are accurate in all material respects.

15. The statements in the Time of Sale Information and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

16. The Registration Statement was declared effective under the Securities Act on March 8, 2013, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and in the time period required therein and the Issuer Free Writing Prospectus was filed with the Commission pursuant to and in compliance with Rule 433 under the Securities Act.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, although it did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement, the Time of Sale Information and the Prospectus), (except as expressly provided in paragraphs 14 and 15), on the basis of the foregoing participation (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company and the Underwriters) no facts have come to the attention of such counsel that would cause such counsel to believe that (A) the Registration Statement, at the time it last became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Time of Sale Information, as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes, and schedules thereto and the auditor’s report thereon and any other financial or accounting data, and the oil and natural gas reserve data and future net revenues data, in each case that is included or incorporated by reference therein or omitted therefrom, the Registration Statement, the Time of Sale Information or the Prospectus).

Counsel may also state that as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, such counsel has not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel who have devoted time to substantive legal matters for the Company and its subsidiaries.

Annex A-II

Form of Opinion of Cook, Yancey, King & Galloway, APLC

1. The Subsidiary is a limited liability company, duly formed and validly existing under the limited liability company laws of the State of Louisiana and is in good standing with the Louisiana Secretary of State. The Subsidiary has the requisite company power to engage in any lawful activity for which limited liability companies may be formed under Louisiana law. The Subsidiary has the company power to own its properties and assets and carry on its business as currently conducted. The Company is the sole member of the Subsidiary.

2. The Subsidiary is qualified to do business as a foreign limited liability company in the State of Texas under the name “Goodrich Petroleum Company II, L.L.C.” The foregoing statement is based solely upon certificates provided by the Secretary of State and other agencies of the State of Texas.

3. To our knowledge, the Subsidiary is not in violation of the Subsidiary’s Articles of Organization and Operating Agreement.

Counsel may state that as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, such counsel has not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel who have devoted time to substantive legal matters for the Company and its subsidiaries.

Annex A-III

Form of Opinion of the General Counsel

1. To such counsel’s knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or overtly threatened in any Federal or state court located in the State of Louisiana or the State of Texas to which the Company or the Subsidiary is or may be a party or to which any property of the Company or the Subsidiary is or may be the subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect except for any matters that may be described in the Time of Sale Information.

Annex B

Time of Sale Information

1. Term sheet containing the terms of the Shares, substantially in the form that follows.

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Goodrich Petroleum Corporation

4,000,000 Depositary Shares

Each Representing a 1/1000th Interest in a Share of

10.00% Series C Cumulative Preferred Stock

Pricing Term Sheet

April 4, 2013

Issuer:	Goodrich Petroleum Corporation

Security:	Depositary shares each representing a 1/1000th interest in a share of the Issuer’s 10.00% Series C Cumulative Preferred Stock (“Series C Preferred Stock”)

Size:	4,000,000 depositary shares (representing an aggregate of 4,000 shares of Series C Preferred Stock)

Over-allotment Option:	600,000 depositary shares (representing an aggregate of 600 shares of Series C Preferred Stock)

Expected Ratings*:	Caa2 (Moody’s), CCC- (S&P)

Maturity:	Perpetual

CUSIP/ISIN:	382410 702/ US3824107029

Trade Date:	April 4, 2013

Settlement Date:	April 10, 2013

Price to Public:	$25.00 per depositary share

Liquidation Preference:	$25,000.00 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share) plus accrued and unpaid dividends

Dividend:	10.00% per annum (equivalent to an annual rate of $2,500.00 per share of Series C Preferred Stock, or an annual rate of $2.50 per depositary share). Dividends are cumulative from April 10, 2013.

Dividend Payment Dates:	March 15, June 15, September 15 and December 15, beginning June 15, 2013

Underwriting Discount:	$0.875 per depositary share

Proceeds to the Issuer, net of underwriting discounts and expenses:	$95,750,000 (assuming the over-allotment option is not exercised)

Optional Redemption:	Redeemable by the Issuer on and after April 10, 2018.

Conversion Rights:	The Share Cap is equal to 3,371.54 shares of common stock per share of Series C Preferred Stock (3.37154 per depositary share). If the Common Stock Price is less than $7.415 per share (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on April 4, 2013), subject to adjustment, the holders will receive a maximum of 3,371.54 shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series C Preferred Stock.

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For the avoidance of doubt, the Exchange Cap will not exceed 13,486,160 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series C Preferred Stock is exercised, not to exceed 15,509,084 shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable).

Selling Concession:	$0.50 per depositary share

Reallowance to other dealers:	$0.45 per depositary share

Listing:

Application will be made to list the depositary shares on the New York Stock Exchange under the symbol “GDP PrC”. If the application is approved, trading of the depositary shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the depositary shares.

Joint Bookrunners:	Morgan Stanley & Co. LLC, UBS Securities LLC and Barclays Capital Inc.

Co-Managers:	MLV & Co. LLC and Stephens Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities, and may be subject to change or withdrawal at any time.

Terms not defined in this pricing term sheet have the meanings given to such terms in the preliminary prospectus supplement, dated April 4, 2013.

The Issuer has filed a registration statement (including a prospectus) and prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Morgan Stanley & Co. LLC, 866-718-1649, UBS Securities LLC, 877-827-6444 ext. 561 3884 or Barclays Capital Inc., 888-603-5847.

B-3